Press Release

Contacts:

Investors	Media
Investor Relations Department	Denise DesChenes
(800) 451-3801	Nathaniel Garnick
Sard Verbinnen & Co

(212) 687-8080

FOAMEX ANNOUNCES RECORD DATE OF RIGHTS OFFERING

LINWOOD, PA, June 13, 2008 Foamex International Inc. (OTC: FMXL), a leading manufacturer of flexible polyurethane and advanced polymer foam products, announced today that it has set June 20, 2008 at the close of trading as the Record Date for its previously-announced rights offering.

In connection with the rights offering, the Company will issue to each common stockholder of record (other than certain significant equityholders) a non-transferable right to purchase 7.132 shares of common stock for each share of common stock owned by such holder on the Record Date. The purchase price of shares of common stock in the rights offering will be $0.65 per share. The rights offering is expected to commence during the week of June 23, 2008, although no assurance can be given as to the exact timing of the offering. Stockholders who hold their shares through a bank, broker, or other nominee will receive the rights materials from their bank, broker, or other nominee.

An offering to holders of the Company’s second lien term loans to purchase shares of common stock at $0.65 per share for an assignment to the Company of such loans at par is expected to commence at the same time as the rights offering.

Under normal settlement procedures, the Company believes that shares of common stock purchased after the close of trading on June 17, 2008 are not likely to be settled by the June 20, 2008 record date.

Registration statements relating to the offering of the common stock have been filed with the Securities and Exchange Commission but have not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statements become effective.  The rights may not be sold, given away or otherwise transferred.  Only stockholders as of the Record Date can exercise the rights issued to them.  This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, and there shall not be any offer, solicitation or sale of the securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.  In addition, the securities have not been registered or qualified for offer or sale to stockholders of record in any jurisdiction outside the United States.

Copies of prospectuses relating to the rights offering or the offering to second lien lenders may be obtained after the commencement of such offerings from Foamex International Inc.’s Investor Relations Department, 1000 Columbia Avenue, Linwood, Pennsylvania 19061, 610-859-3000.

About Foamex International Inc.

Foamex, headquartered in Linwood, PA, is a leading producer of polyurethane foam-based solutions and specialty comfort products. The Company services the bedding, furniture, carpet cushion and automotive markets and also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries. For more information visit the Foamex web site at www.foamex.com.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, future operating results, operating efficiencies, future market prices and margins, future energy costs, future government and legislative action, future cost savings, future benefit costs, the Company’s liquidity and ability to finance its operations, and other statements that are not historical facts that involve certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company’s most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

# # #

2